UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19848	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2011, Gary Kusin was appointed to the Board of Directors (the “Board”) of Fossil, Inc. (the “Company”), effective immediately.

Mr. Kusin is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

For his service on the Board, Mr. Kusin will receive the Company’s compensation for a non-employee director. Such compensation currently consists of an annual retainer of $40,000, a fee of $1,500 for each in-person meeting, and a fee of $1,000 for each telephonic meeting in excess of one hour. In addition, pursuant to the Company’s 2008 Long-Term Incentive Plan, Mr. Kusin received a grant of restricted stock units as of the effective date of his appointment. On August 11, 2011, Mr. Kusin was granted restricted stock units equal to the number of shares of common stock having an aggregate fair market value of $100,000, pro-rated to reflect the number of days between the date of his appointment and the one year anniversary of the 2011 Annual Stockholders Meeting. Mr. Kusin would also receive an additional grant of restricted stock units equal to the number of shares of common stock having an aggregate fair market value of $100,000 on the date of the Company’s 2012 Annual Meeting of Stockholders if he is then serving as a non-employee director. The restricted stock units granted to Mr. Kusin vest and are convertible into shares of common stock (i) upon the first anniversary of the date of grant for the restricted stock units granted upon his appointment to the Board; and (ii) upon the earlier of the first anniversary of the date of grant or the first Annual Stockholders Meeting following the date of grant for the restricted stock units to be granted on the date of the 2012 Annual Stockholders Meeting; provided that Mr. Kusin is providing services to the Company or its subsidiaries on such date.

On August 11, 2011, the Company issued a press release announcing the appointment of Mr. Kusin, which is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated August 11, 2011, announcing the appointment of a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 12, 2011

FOSSIL, INC.

By:	/s/ Mike L. Kovar
Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 11, 2011, announcing the appointment of a director.

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